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                               EXHIBIT NO. (5)(C)
                        INVESTMENT SUB-ADVISORY AGREEMENT

                                                                  EXHIBIT (5)(c)

                       INVESTMENT SUB-ADVISORY AGREEMENT

         AGREEMENT executed and effective as of September 12,1995 by and between CHARLES SCHWAB INVESTMENT MANAGEMENT, INC., a Delaware corporation and registered investment adviser ("CSIM"), and SYMPHONY ASSET MANAGEMENT, INC., a California corporation and registered investment adviser ("Symphony").

         WHEREAS, CSIM is the investment manager for Schwab Capital Trust (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

         WHEREAS, CSIM desires to retain Symphony as CSIM's agent to furnish various services to the investment portfolios of the Trust listed on Schedule A hereto (each a "Fund" and collectively the "Funds"); and

         WHEREAS, the services to be provided by Symphony under this Agreement may be construed to be investment advisory services;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

         1. Appointment. CSIM hereby appoints Symphony to provide services to the Funds for the period and on the terms set forth in this Agreement. Symphony accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         2. Delivery of Documents. CSIM has furnished Symphony with copies properly certified or authenticated of each of the following:

                  (a) the Trust's Agreement and Declaration of the Trust, as filed with the Secretary of State of The Commonwealth of Massachusetts on May

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         7, 1993, and all amendments thereto or restatements thereof
         (such Declaration, as presently in effect and as it shall from time to time be amended or restated, is herein called the "Declaration of Trust");

                  (b) the Trust's By-Laws and amendments thereto;

                  (c) resolutions of the Trust's Board of Trustees authorizing the appointment of Symphony and approving this Agreement;

                  (d) the Trust's Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") on May 10, 1993 and all amendments thereto;

                  (e) the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended ("1933 Act") (File No. 33-62470) and under the 1940 Act (File No. 811-07704) as filed with the SEC and all amendments thereto insofar as such Registration Statement and such amendments relate to the Funds; and

                  (f) the Trust's most recent prospectus and Statement of Additional Information for the Funds (such prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively called the "Prospectus").

                  CSIM will furnish Symphony from time to time with copies of all amendments of or supplements to the foregoing.

         3. Services. Subject always to the supervision of the Trust's Board of Trustees and CSIM, Symphony will

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provide information and services to the Fund in connection with evaluating the optimal allocation of the Funds' assets among major asset categories e.g., stocks, bonds and cash, based on a computer-based optimization model known as Tactical Asset Allocation which is managed and run on a daily basis.

                  Symphony will furnish to CSIM for each Fund a written report on a daily basis, which includes (i)a detailed description of the financial data input to the Asset Allocation Model, e.g., historical data on expected returns for each asset category, yield data and other assumptions used to run the model,and (ii) recommendations as to the percentage of each Funds' assets that should be invested among major asset categories, as well as sub-categories.
CSIM agrees to use the recommended asset mix from the Tactical Asset Allocation Model solely in connection with the Schwab Asset Director Funds listed on Schedule A hereto, except as consented to by Symphony.

                  Symphony will provide additional information and services to the Funds as may be agreed upon from time to time by Symphony and CSIM. Symphony and CSIM will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Funds and to consult with each other regarding the investment affairs of the Funds. Symphony will report to the Board of Trustees and to CSIM with respect to the services provided under this Agreement.

                  Symphony further agrees that it:

                  (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

                  (b) will conform with all applicable statutes,rules and regulations of the SEC and states pertaining to its investment advisory activities and services provided under this Agreement;

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                  (c) will report regularly to CSIM and to the Board of
         Trustees and will make appropriate persons available for the purpose of reviewing with representatives of CSIM and the Board of Trustees on a regular basis at reasonable times the services provided to the Funds, including, without limitation, review of the general investment strategy of the Funds, the performance of the Funds in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as requested by CSIM;

                  (d) will furnish CSIM and the Trust's Board of Trustees such periodic and/or special reports as the Board or CSIM may request;

                  (e) will act upon instructions from CSIM not inconsistent with its fiduciary duties hereunder;


                  (f) will treat confidentially and as proprietary information of the Trust and CSIM or its affiliates all such records and other information relative to the Trust, or CSIM and its affiliates, as applicable, maintained by Symphony, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, or CSIM and its affiliates, as applicable, which approval shall not be unreasonably withheld and may not be withheld where Symphony may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust;

         4. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, and applicable requirements of the Investment Advisers Act of 1940 and rules thereunder, Symphony hereby agrees Symphony

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agrees to maintain and preserve all required accounts, books and records with respect to Symphony's duties related to the Funds and the Trust. Symphony understands and agrees that all accounts, books and records it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.

         5. Expenses. During the term of this Agreement, Symphony will pay all expenses incurred by it in connection with its activities under this Agreement.

         6. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, CSIM will pay Symphony, and Symphony agrees to accept as full compensation therefor, the fee, accrued daily and payable monthly, as described on Schedule B hereto. From time to time, Symphony may agree to waive or reduce some or all of the compensation to which it is entitled under this Agreement.

         7. Limitation of Liability. Symphony will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of Symphony's duties under this Agreement, except a loss resulting from Symphony willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement.

         8. Indemnification. CSIM and Symphony each agree to indemnify the other against any claim against, loss or liability to such other party (including reasonable attorneys' fees) arising out of any action on the part of the indemnifying party which constitutes willful misfeasance, bad faith or gross negligence.

         9. Duration and Termination. This Agreement will become effective as to each Fund as of the date set forth opposite each Fund's name on Schedule A, provided that it has been approved by a vote of a majority of the outstanding voting securities of such Fund in accordance with the requirements under the 1940 Act and, unless sooner terminated as provided herein, will continue in effect for two years from such date.

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             Thereafter, if not terminated as to a Fund, this Agreement will continue in effect as to a Fund for successive periods of 12 months, provided that such continuation is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not interested persons of the Trust, Symphony, or CSIM, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to the Fund at any time, without the payment of any penalty, on sixty days' written notice by the Trust or by CSIM or on ninety days' written notice by Symphony. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" have the same meaning of such terms in the 1940 Act.)

         10. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors and will be governed by the laws of the State of California.

             The name "Schwab Capital Trust" and "Trustees of Schwab Capital Trust" refer respectively to the Trust created by, and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of the Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments

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thereto so filed or hereafter filed. The obligations of the "Schwab Capital
Trust" entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and persons dealing with the Fund must look solely to the assets of the Trust belonging to such Fund for the enforcement of any claims against the Trust.


         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                            CHARLES SCHWAB INVESTMENT
                                            MANAGEMENT, INC.


                                            By:     /s/ William J. Klipp
                                                    ----------------------------
                                            Name:   William J. Klipp
                                            Title:  Senior Vice President and
                                                    Chief Operating Officer


                                            SYMPHONY ASSET MANAGEMENT, INC.

                                            By:     /s/ Neil Rudolph
                                                    ---------------------------
                                            Name:   Neil Rudolph
                                            Title:  Chief Operating Officer



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                                   SCHEDULE A


Fund                                                              Effective Date
----                                                              --------------

Schwab Asset Director Funds
(i.e., Schwab Asset Director-High Growth
Fund, Schwab Asset Director-Balanced
Growth Fund, and Schwab Asset Director-
Conservative Growth Fund)


                                            CHARLES SCHWAB INVESTMENT
                                              MANAGEMENT, INC.


                                            By:     /s/ William J. Klipp
                                                    ----------------------------
                                            Name:   William J. Klipp
                                            Title:  Senior Vice President and
                                                    Chief Operating Officer


                                            SYMPHONY ASSET MANAGEMENT, INC.

                                            By:     /s/ Neil Rudolph
                                                    ---------------------------
                                            Name:   Neil Rudolph
                                            Title:  Chief Operating Officer



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
                                   SCHEDULE B


Fund                                                   Fee
----                                                   ---
Schwab Asset Director Funds
(i.e., Schwab Asset Director-High Growth
Fund, Schwab Asset Director-Balanced
Growth Fund, and Schwab Asset Director-
Conservative Growth Fund)


                                  Eight one-hundredths of one percent (0.08%) of the Funds' aggregate average daily net assets not in excess of $100 million and six one-hundredths of one percent (0.06%) of the next $150 million and four one-hundredths of one percent (0.04%) of the next $600 million and two one-hundredths of one percent (0.02%) over $850 million


                                 CHARLES SCHWAB INVESTMENT
                                 MANAGEMENT, INC.


                                 By:    /s/ William J. Klipp
                                        -------------------------
                                 Name:  William J. Klipp
                                 Title: Senior Vice President and
                                        Chief Operating Officer

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                                 SYMPHONY ASSET MANAGEMENT, INC.


                                 By:    /s/ Neil Rudolph
                                        -------------------------

                                 Name:  Neil Rudolph

                                 Title: Chief Operating Officer

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